---------------------------------------------------------------------------
                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.   20549
---------------------------------------------------------------------------
                                 FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT
         OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
         TRUSTEE PURSUANT TO SECTION 305(b)(2) ___________
---------------------------------------------------------------------------

                           BANKERS TRUST COMPANY
            (Exact name of trustee as specified in its charter)

NEW YORK                                        13-4941247
(Jurisdiction of Incorporation or               (I.R.S. Employer
organization if not a U.S. national bank)       Identification no.)

FOUR ALBANY STREET
NEW YORK, NEW YORK                              10006
(Address of principal                           (Zip Code)
executive offices)

                           BANKERS TRUST COMPANY
                              LEGAL DEPARTMENT
                       130 LIBERTY STREET, 31ST FLOOR
                          NEW YORK, NEW YORK 10006
                               (212) 250-2201
         (Name, address and telephone number of agent for service)
---------------------------------------------------------------------------

                         OUTLET BROADCASTING, INC.
            (Exact name of obligor as specified in its charter)

RHODE ISLAND                                    05-0194550
(State or other jurisdiction of                 (I.R.S. employer
Incorporation or organization)                  Identification no.)


23 KENNEY DRIVE
CRANSTON, RHODE ISLAND                          02920
(Address of principal executive offices)        (Zip Code)
---------------------------------------------------------------------------

                10-7/8% SENIOR SUBORDINATED NOTES DUE 2003
                    (Title of the indenture securities)
---------------------------------------------------------------------------

Item 1.     General Information.
            Furnish the following information as to the trustee.

      (a) Name and address of each examining or supervising authority to which it is subject.

Name                                                  Address

Federal Reserve Bank (2nd District)                   New York, NY
Federal Deposit Insurance Corporation                 Washington, D.C.
New York State Banking Department                     Albany, NY

      (b)   Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2.     Affiliations with Obligor.

      If the obligor is an affiliate of the Trustee, describe each such affiliation.

      None.

Item 3.-15. Not Applicable

Item 16.    List of Exhibits.

Exhibit 1 -     Restated Organization Certificate of Bankers Trust Company
                dated August 7, 1990 and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated
                June 21, 1995 - Incorporated herein by reference to Exhibit
                1 filed with Form T-1 Statement, Registration No. 33-65171.

Exhibit 2 -     Certificate of Authority to commence business -
                Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.


Exhibit 3 -     Authorization of the Trustee to exercise corporate trust
                powers - Incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 33-21047.

Exhibit 4 -     Existing By-Laws of Bankers Trust Company, dated as amended on October 19, 1995. - Incorporated herein by reference to
                Exhibit 4 filed with Form T-1 Statement, Registration No.
                33-65171.

Exhibit 5 -     Not applicable.

Exhibit 6 -     Consent of Bankers Trust Company required by Section 321(b)
                of the Act. - Incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 22-18864.

Exhibit 7 -     A copy of the latest report of condition of Bankers Trust
                Company dated as of December 31, 1995.

Exhibit 8 -     Not Applicable.

Exhibit 9 -     Not Applicable.

                                 SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 14th day of March 1996.


                                    BANKERS TRUST COMPANY



                                    By:   Jackie Bartnick
                                          Assistant Vice President

                                 SIGNATURE



      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bankers Trust Company, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 14th day of March, 1996.


                                    BANKERS TRUST COMPANY



                                    By:   Jackie Bartnick
                                          Assistant Vice President


Legal Title of Bank:          Bankers Trust Company   Call Date: 12/31/95        ST-BK:         36-4840        FFIEC 031
Address:                      130 Liberty Street             Vendor ID: D   CERT: 00623       Page RC-1
City, State ZIP:              New York, NY 10006
                              11
FDIC Certificate No.:          0  0  6  2  3

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS DECEMBER 31, 1995

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, reported the amount outstanding as of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                                        C400
                                                                                                 Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):                 RCFD

   a. Noninterest-bearing balances and currency and coin(1)                                 0081      2,306,000         1.a.
   b. Interest-bearing balances(2)                                                          0071      1,982,000         1.b.

2. Securities:

   a. Held-to-maturity securities (from Schedule RC-B, column A)                            1754              0         2.a.

   b. Available-for-sale securities (from Schedule RC-B, column D)                          1773      3,419,000         2.b.

3. Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:

   a. Federal funds sold                                                                    0276      2,917,000         3.a.

   b. Securities purchased under agreements to resell                                       0277      5,238,000         3.b.

4. Loans and lease financing receivables:

   a. Loans and leases, net of unearned income         RCFD
      (from Schedule RC-C)                              2122       18,863,000                                           4.a.

   b. LESS: Allowance for loan and lease losses         3123          941,000                                           4.b.

c. LESS: Allocated transfer risk reserve                3128                 0                                          4.c.

d. Loans and leases, net of unearned income,
   allowance, and reserve (item 4.a minus
   4.b and 4.c)                                                                             2125     17,922,000         4.d.

5. Assets held in trading accounts                                                          3545     35,142,000           5.

6. Premises and fixed assets (including capitalized leases)                                 2145        834,000           6.

7. Other real estate owned (from Schedule RC-M)                                             2150       248,000            7.

8. Investments in unconsolidated subsidiaries and associated companies
   (from Schedule RC-M)                                                                     2130        248,000           8.

9. Customers' liability to this bank on acceptances outstanding                             2155        500,000           9.

10. Intangible assets (from Schedule RC-M)                                                  2143          2,000          10.

11. Other assets (from Schedule RC-F)                                                       2160      8,312,000          11.

12. Total assets (sum of items 1 through 11)                                                2170     79,080,000          12.
________________________________

(1)   Includes cash items in process of collection and unposted debits.
(2)   Includes time certificates of deposit not held in trading accounts.
Legal Title of Bank:          Bankers Trust Company   Call Date: 12/31/95ST-BK: 36-4840       FFIEC 031
Address:                      130 Liberty Street             Vendor ID: D   CERT: 00623       Page RC-2
City, State Zip:              New York, NY 10006
12
FDIC Certificate No.:          0 0 6 2 3


SCHEDULE RC--CONTINUED                           ___________________________________

                                                                     Dollar Amounts in Thousands
Bil Mil Thou
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A                                          RCON
    and C from Schedule RC-E, part I)                                                       2200      7,430,000        13.a.
   (1) Noninterest-bearing(1)                                                          RCON 6631      2,815,000     13.a.(1)
   (2) Interest-bearing                                                                RCON 6636      4,615,000
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
   (from Schedule RC-E part II)                                                        RCFN 2200     20,714,000        13.b.
      (1) Noninterest-bearing RCFN 6631 645,000                                                                     13.b.(1)
      (2) Interest-bearing .RCFN 6636 20,069,000                                                                    13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBFs:
 a. Federal funds purchased                                                            RCFD 0278      3,451,000        14.a.
 b. Securities sold under agreements to repurchase                                     RCFD 0279      1,347,000        14.b.
15. a. Demand notes issued to the U.S. Treasury                                        RCON 2840              0        15.a.
 b. Trading liabilities                                                                RCFD 3548     19,087,000        15.b.
16. Other borrowed money:                                                                      /
 a. With original maturity of one year or less                                         RCFD 2332     10,943,000        16.a.
 b. With original maturity of more than one year                                       RCFD 2333      4,168,000        16.b.
17. Mortgage indebtedness and obligations under capitalized leases                     RCFD 2910         34,000          17.
18. Bank's liability on acceptances executed and outstanding                           RCFD 2920        500,000          18.
19. Subordinated notes and debentures                                                  RCFD 3200      1,226,000          19.
20. Other liabilities (from Schedule RC-G) .                                           RCFD 2930      5,844,000          20.
21. Total liabilities (sum of items 13 through 20) .                                   RCFD 2948     74,744,000          21.

22. Limited-life preferred stock and related surplus .                                 RCFD 3282              0          22.

EQUITY CAPITAL

23. Perpetual preferred stock and related surplus                                      RCFD 3838        500,000          23.
24. Common stock                                                                       RCFD 3230        852,000          24.
25. Surplus (exclude all surplus related to preferred stock)                           RCFD 3839        528,000          25.
26. a. Undivided profits and capital reserves .                                        RCFD 3632      2,822,000        26.a.
 b. Net unrealized holding gains (losses) on available-for-sale securities             RCFD 8434       ( 1,000)        26.b.
27. Cumulative foreign currency translation adjustments                                RCFD 3284     ( 365,000)          27.
28. Total equity capital (sum of items 23 through 27) .                                RCFD 3210      4,336,000          28.
29. Total liabilities, limited-life preferred stock, and equity capital
   (sum of items 21, 22, and 28)                                                       RCFD 3300     79,080,000          29.

Memorandum
To be reported only with the March Report of Condition.
 1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
      performed for the bank by independent external                                       RCFD          Number
      auditors as of any date during 1994                                                   6724          N/A M            1

1 = Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed
by other
    with generally accepted auditing standards by a certified          external auditors (may be required by state
chartering
    public accounting firm which submits a report on the bank          authority)
2 = Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by
external
    conducted in accordance with generally accepted auditing           auditors
    standards by a certified public accounting firm which          6 =  Compilation of the bank's financial
statements by external
    submits a report on the consolidated holding company               auditors
    (but not on the bank separately)                               7 =  Other audit procedures (excluding tax
preparation work)
3 = Directors' examination of the bank conducted in                8 =  No external audit work
    accordance with generally accepted auditing standards
    by a certified public accounting firm (may be required by
    state chartering authority)
____________________________

(1) Including total demand deposits and noninterest-bearing time and savings deposits.